Exhibit 12(C)

                                  May 30, 2001

Pilgrim Investment Funds
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:  Pilgrim Investment Funds
     (File No. 333-50844)

Dear Sirs:

     We hereby consent to the incorporation by reference to our opinions as exhibits to Post-Effective Amendment No. 1 to the Registration Statement of Pilgrim Investment Funds and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ Dechert